     As filed with the Securities and Exchange Commission on April 15, 2003

                                                 Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                               CUMULUS MEDIA INC.
             (Exact Name of Registrant as Specified in its Charter)


                    DELAWARE                           36-4159663
            (State of Incorporation)     (I.R.S. Employer Identification Number)

                                -----------------

                  CUMULUS MEDIA INC. 2002 STOCK INCENTIVE PLAN

                                -----------------

                              LEWIS W. DICKEY, JR.
                  CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER
                               CUMULUS MEDIA INC.
                3535 PIEDMONT ROAD, BUILDING 14, FOURTEENTH FLOOR
                             ATLANTA, GEORGIA 30305
                     (Name and Address of Agent for Service)
                                 (404) 949-0700
          (Telephone Number, including area code, of Agent for Service)
                                -----------------

                                    Copy to:

                              MARK L. HANSON, ESQ.
                                    JONES DAY
                               3500 SUNTRUST PLAZA
                              303 PEACHTREE STREET
                             ATLANTA, GA 30308-3242
                                 (404) 521-3939
                                -----------------

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
    Title of securities            Amount to           Proposed maximum          Proposed maximum         Amount of
      to be registered           be registered     offering price per share  aggregate offering price  registration fee
----------------------------- -------------------- ------------------------- ------------------------- -----------------
 Class A Common Stock, $.01
         par value               2,000,000 (1)             $16.64 (2)             $33,280,000 (2)          $2,692 (3)
========================================================================================================================

(1)  Issuable under the Cumulus Media Inc. 2002 Stock Incentive Plan.

(2) The registration fee with respect to the shares of Class A Common Stock was calculated pursuant to Rule 457(c) and (h) under the Securities Act. The registration fee is based on the average of the reported high and low sales prices of Cumulus Media Class A Common Stock on the NASDAQ National Market ("NASDAQ") on April 8, 2003, a date within 5 business days prior to the date of filing of this Registration Statement.

(3) The registration fee for the securities offered hereby, $2,692, is calculated pursuant to Rule 457(c) under the Securities Act as follows:
     .00008090 multiplied by the product of $16.64, the average of the reported high and low sales prices of Cumulus Media Class A Common Stock on NASDAQ on April 8, 2003, multiplied by 2,000,000, the number of shares to be registered.

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of our Class A Common Stock pursuant to the Cumulus Media Inc. 2002 Stock Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

(a)               Annual Report on Form 10-K for the fiscal year ended
         December 31, 2002;

(b)               Current Report on Form 8-K filed April 2, 2003; and

(c) The description of the Class A common stock, $0.01 par value contained in Post-Effective Amendment No. 1 to the Registration Statement on Form 8-A, filed by the Registrant pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

                  All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be part hereof from the date of filing such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that our certificate of incorporation does not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of our certificate of incorporation.

                  Our by-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by us to the fullest extent permitted or required by the

         Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by our board.

                  This right to indemnification shall include the right to have paid by us the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our by-laws or otherwise. The rights to indemnification and to the advancement of expenses conferred in our by-laws shall be contract rights and these rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                  The rights to indemnification and to the advancement of expenses conferred in our by-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, our certificate of incorporation, our by-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.

                  We generally maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                  We may, to the extent authorized from time to time by our board, grant rights to indemnification and to the advancement of expenses to any of our employees or agents to the fullest extent of the provisions of our by-laws with respect to the indemnification and advancement of expenses of our directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.  EXHIBITS.

         4.1      Cumulus Media Inc. 2002 Stock Incentive Plan

         4.2 Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13-3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant's current report on Form 8-K, filed August 2, 2002)

         4.3      Amended and Restated By-laws (incorporated by reference to
                  Exhibit 3.2 of the registrant's current report on Form 8-K, filed August 2, 2002)

         5.1 Opinion of Jones Day regarding legality of the Common Stock being registered.

         23.1     Consent of KPMG LLP

         23.2     Consent of Jones Day (included in Exhibit 5.1)

         24.1 Power of Attorney (included on signature page to this registration statement)

ITEM 9.  UNDERTAKINGS.

(a)               The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)               to include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                  (ii)              to reflect in the prospectus any facts or
                           events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)             to include any material information with
                           respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that sub-paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 15, 2003.

                                             CUMULUS MEDIA INC.


                                             By: /s/ LEWIS W. DICKEY, JR.
                                                 ------------------------------
                                                 Lewis W. Dickey, Jr.
                                                 Chairman, President and
                                                 Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr. and Martin R. Gausvik, jointly and severally, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the above-listed registration statements, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                                    TITLE                         DATE
                    ---------                                                    -----                         ----
/s/ LEWIS W. DICKEY, JR.                                        Chairman, President, Chief Executive      April 15, 2003
--------------------------------------------------------------- Officer and Director
                     Lewis W. Dickey, Jr.                       (Principal Executive Officer)


/s/ MARTIN R. GAUSVIK                                           Executive Vice President and Chief        April 15, 2003
--------------------------------------------------------------- Financial Officer (Principal
                      Martin R. Gausvik                         Financial and Accounting
                                                                Officer)


/s/ RALPH B. EVERETT
--------------------------------------------------------------- Director                                  April 15, 2003
                       Ralph B. Everett


/s/ HOLCOMBE T. GREEN, JR.
--------------------------------------------------------------- Director                                  April 15, 2003
                    Holcombe T. Green, Jr.


/s/ ERIC P. ROBISON
--------------------------------------------------------------- Director                                  April 15, 2003
                       Eric P. Robison


/s/ ROBERT H. SHERIDAN, III
--------------------------------------------------------------- Director                                  April 15, 2003
                   Robert H. Sheridan, III

                                  EXHIBIT INDEX

Exhibits

         4.1      Cumulus Media Inc. 2002 Stock Incentive Plan

         4.2 Amended and Restated Certificate of Incorporation, including Certificates of Designations for the 13-3/4% Series A Cumulative Exchangeable Redeemable Preferred Stock due 2009 and the 12% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of the registrant's current report on Form 8-K, filed August 2, 2002)

         4.3      Amended and Restated By-laws (incorporated by reference to
                  Exhibit 3.2 of the registrant's current report on Form 8-K, filed August 2, 2002)

         5.1 Opinion of Jones Day regarding legality of the Common Stock being registered

         23.1     Consent of  KPMG LLP

         23.2     Consent of Jones Day (included in Exhibit 5.1)

         24.1 Power of Attorney (included on signature page to this registration statement)